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                                                                   EXHIBIT 24.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Tutogen Medical, Inc. (formerly Biodynamics International, Inc.) on Form S-8 of our report dated November 23, 1999, appearing in the Annual Report on Form 10-KSB of Tutogen Medical, Inc. for the year ended September 30, 1999.



Deloitte & Touche LLP


/s/Deloitte & Touche LLP
----------------------------------
Parsippany, New Jersey
September 26, 2000